LEASE AGREEMENT ENTERED INTO, BY AND BETWEEN EQUIPOS CLIMATEC, S.A. DE C.V., REPRESENTED BY ITS ATTORNEY-IN-FACT MSSRS. DIETER
E. GRETHER AND BOBBY M. THORNTON (HEREINAFTER REFERRED TO AS THE "LESSOR" AND BY THE OTHER PART OPTRON DE MEXICO, S.A. DE C.V., REPRESENTED BY ITS ATTORNEY--IN-FACT MR. JAMES M. BARRY (HEREINAFTER REFERRED TO AS THE "LESSEE"), PURSUANT TO THE FOLLOWING STATEMENMTS AND CLAUSES:

                       S T A T E M E N T S

I. The LESSOR states, through its legal representative:
a) That it is a Mexican Commercial stock corporation incorporated in accordance to the General Law of Commercial Corporations. EQUIPOS is the owner of the entire beneficial interest in the property and the building situated thereon through two different Real Estate trust agreements which are effective for thirty-year terms and renewals for additional thirty-year terms.

b) That it is the owner and has full possession and domain of an industrial plant with an approximate surface area of 5,400 square meters (approximately 58,125 square feet), constructed on a plot with surface of 19,568.43 square meters (approximately
210,634.50 square feet), located in the Rio Bravo Industrial Park, in the City of Zargoza, Municipality of Juarez, Bravos District, State of Chihuahua, Mexico, which characteristics are illustrated in the plot plan and plan of premises which are attached to this contract as Exhibit "A". (The aforementioned will be hereinafter referred to as the "Real Estate" or the "Premises").

 c) That it has the intention to lease the Real Estate, to the LESSEE pursuant to the terms and conditions set forth in this instrument.

d) That its representative has legal capacity for the execution of this instrument on behalf of the LESSOR, same which has not been limited nor revoked.

e) That the LESSOR has legal capacity to enter into this lease pursuant to the permit attached hereto as Exhibit "B".

II. The LESSEE through its legal representative states:

a) That is a commercial stock corporation incorporated in accordance to the General Law of Commercial Corporations.

b) That its objective is to operate light and clean industry.

c) That it wishes to lease the Real Estate pursuant to the terms and conditions set forth herein.

d) That its legal representative has legal capacity for the execution of this contract on behalf of the LESSEE, which has not been limited nor revoked.

e) That the LESSEE has legal capacity to enter into this Lease.

III. Both parties state:
That upon the execution of this instrument there existed no error, misrepresentation nor bad faith between them. Having stated the foregoing, the parties hereby covenant and agree to the following:

                         C L A U S E S:
                         SECTION I
                         LEASE

1.1. The LESSOR hereby grants to the lessee the temporary use and enjoyment of the Real Estate. 1.2. The LESSEE accepts and receives the Real Estate in lease, pursuant to the terms and conditions set forth herein.

                         SECTION 2
                         TERM

2.1. Provided there is no uncured Event of Default and subject to the terms, covenants, agreements and conditions contained herein, this Lease Agreement shall be for a term, binding for both parties, commencing as of the date of execution hereof and ending on December 31, 1996, at 11:59 p.m., Mexico city, Federal District time.

2.2. This Lease Agreement may be extended for an additional five
(5) consecutive terms of one year each, which extensions shall be exercised by the LESSEE by providing to the LESSOR a previous and written notice duly delivered, at least one hundred and eighty
(180) days prior to the expiration date of this Agreement, expressing its intention to extend this Lease Agreement. In the event that LESSEE does not exercise its option to extend the Term of this Lease for the next available one year term, then all rights and options of LESSEE to extend the term shall cease and LESSOR shall have the right during the remainder of the term to advertise, in any manner, the availability of the Premises for reletting.

                         SECTION 3

                         USE OF THE REAL ESTATE
3.1. The LESSEE shall use the Real Estate only for light and clean industrial purposes, such as the assembly or manufacture of all kinds of products, excluding basic chemical production and heavy industry, being forbidden expressly to use the Real Estate for basic chemical production, heavy industry, fabrication or storage of explosive, radioactive, inflammable (except as needed in day to day operations), explosive products or any other product which may be dangerous to persons or the integrity of the Real Estate. LESSEE shall comply with the Mexican law of Ecological Balance and Environmental Protection and Health Law. LESSEE states that it has the intention of manufacturing electrical and electronic products, activity that is considered a light and clean industrial operation. Therefore, the LESSEE represents that the intended use of the Premises is according to the provisions set forth above. Notwithstanding any other provision of this Lease, LESSOR retains a right to ingress, egress, and access over and across the Premises for the benefit of other parts of the Property or other Real Estate in which LESSOR or its successor or Affiliates may have an interest.

                         SECTION 4

                         RENT

4.1. The LESSEE shall pay to the LESSOR for this Lease the rental amount of $70,143.25 (Seventy Thousand One Hundred Forty-three and 25/loo Dollars), legal currency of the United States of

America, or pesos if required by Mexican law, in advance for the space occupied or the period thru December 31, 1991. Beginning January l, 1992 the LESSEE shall pay $4.50 (Four and 50/100 Dollars) per square foot per year for the 58,125 square feet or the amount of space not occupied by Equipos Climatec, S.A. de C.V., payable in twelve (12) equal and monthly installments of $21,797.00 (Twenty-one Thousand Seven Hundred Ninety-seven and no/100 Dollars), legal currency of the United States of America, or Mexico if required by Mexican law. Each such payment shall be due and payable on the first day of each calendar month.

4.2. The LESSEE agrees to make payment of the rent without the need of prior demand or request of payment; the LESSEE, likewise, may not retain any part of the rentals due to repairs or any other reason whatsoever.

4.3. The installments of the Lease price referred in paragraph
4.1. above, shall be payable by the LESSEE to the LESSOR, on the first day of each month, precisely at the payment address of the LESSOR located at P.O. Box 754, Oklahoma City, Oklahoma 73101.

4.4. In case the LESSEE does not pay on time to the LESSOR at the address abovementioned, interest shall accrue at the rate of

12% per annum on the overdue amount, from the rental payment due date until the total and complete to payment is effected, without prejudice of the right of the LESSOR to rescind this Agreement.

4.5. The rental amount shall be increased each year on the first day of January in proportion to the increase of the "Consumer
Prices Index" published by the Department of Labor of the United

States of America, from the prior January 1, with the understanding the rental amounts shall never be reduced. 4.6. To fix the increases of the rentals, as set forth in paragraph 4.5 above, the LESSEE agrees that the LESSOR shall determine such increases according to the provisions set forth in this Section and LESSOR shall notify LESSEE in writing of such increase. This notice shall bind the LESSEE to pay the new rental amounts, unless the LESSEE notifies LESSOR that there is a mathematical error in the calculation within thirty (30) days of such invoice. If there is a correction to the calculation of such amount, LESSEE agrees to pay such corrected amount.

                              SECTION 5

                          LESSEE POSSESSION

5.1. The LESSOR hereby delivers the possession of the Real Estate to LESSEE. LESSEE receives the Real Estate in possession and states its agreement and full satisfaction with respect to its foundations, columns, walls, exteriors, roofs, structures and all other components.

5.2. The LESSEE shall permit to the person or persons designated by the LESSOR the access to Real Estate for the purpose to verify the fulfillment of the obligations of the LESSEE under the terms set forth in this Agreement, as well as for the preservation of the Real Estate or any other proper purpose, including but not limited to the access of other property owned by LESSOR or its Affiliates.

                            SECTION 6

                    MAINTENANCE OF LESSOR

6.1. The LESSOR shall be bound to maintain the structure and integrity of the roofs (without including the waterproofing) and structure of the Real Estate, provided that such repairs do not become necessary due to the negligence or misconduct of the LESSEE or the installation of machinery, equipment or additions or the placement of materials which due to their dangerous nature, weight, movement, vibrations and other similar conditions may produce any injury to the Real Estate, due to the characteristics of the structure or roof of the Real Estate or its actual weight resistance. For reason of the above stated purposes, the LESSEE represents to know perfectly well the technical characteristics of the Real Estate and states its full satisfaction therewith.

                            SECTION 7

                    MAINTENANCE OF THE LESSEE

7.1 The LESSEE during the term hereof, binds itself to render to the Real Estate whatever maintenance is required and to make the corresponding repairs, so as to keep the Real Estate in its normal state of conservation, excluding its normal wear and tear but including the adequate waterproofing of the roofs.
7.2. For the purpose of carrying out repairs or maintenance work referred in the foregoing paragraph on the Real Estate, when the LESSEE is to carry out any important maintenance work, the LESSEE must previously notify the LESSOR in writing, informing LESSOR of the need to carry out such work and the characteristics thereof, so that LESSOR approves such work which approval shall not be unreasonably withheld.

                          SECTION 8

            IMPROVEMENTS AND INSTALLATIONS CARRY OUT BY LESSEE

8.1. The LESSEE may carry out with the previous authorization of the LESSOR given in writing, at its expense, all improvements to the Real Estate or installations thereof which LESSEE considers convenient to take full advantage of the Real Estate, in accordance with LESSEE's activities, with the understanding that upon termination hereof, all installations, improvements or additions of a permanent character, including but not limited to heating ventilating and air conditioning systems equivalent of whatsoever nature ("HVAC") installed in the Premises by LESSEE whether permanently affixed thereto or otherwise and all fixtures shall remain for the benefit of the Real Estate; LESSEE hereby expressly waives the provisions of Sections 2423 and 2424 of the Civil Code for the Federal District and their corresponding Section of other Civil Codes applicable in the Republic of Mexico. The LESSOR, if if it is convenient to its interest, shall have the authority to demand from the LESSEE, upon termination hereof, to remove all installations, improvements or additions effected by LESSEE and said LESSEE shall deliver the Real Estate to the LESSOR in the same state in which LESSEE received it, reasonable wear and tear excepted.

The LESSEE may remove the installations or improvements that it may have carried out on the Real Estate, which are not of a permanent nature, provided however, that upon removal thereof that the Real Estate is left in the same state in which it was received, with the exception of its normal wear and tear.
8.2. LESSEE's obligation to pay the rental amounts shall be in force until the LESSEE delivers to the LESSOR the Real Estate without any object that the LESSEE may have on the Real Estate. The rental amounts shall accrue by complete months, according to the terms set forth in paragraph 13.3. hereof.

                         SECTION 9

                          SIGNS

9.1. The LESSEE shall be authorized to install, inside or outside of the Real Estate, without injury to the Real Estate, those signs which it considers necessary, with the understanding that they must be removed upon termination hereof and all damages caused thereby to the Real Estate must be repaired.
 9.2. The LESSEE shall permit to the LESSOR the installment of signs in the Real Estate:to offer it on Lease, Sale, or any other for three months before the termination of this Agreement or its renewal.

                         SECTION 10

                         UTILITIES

10.1. The LESSEE shall on its own account enter into the corresponding utilities contracts for lighting or power, gas or water utilities and any other utility which may be required by the LESSEE to carry out its activities within the Real Estate, all amounts charged thereof shall be paid by the LESSEE.
10.2. Upon termination of this Agreement, the LESSEE shall cancel and pay all utilities contracts, as part of the termination obligations related to the deliver of the Real Estate, according to the terms set forth in Section 13 hereof and the rental amounts set forth in paragraph 8.2. shall accrue as long as the LESSEE does not comply with its obligations set forth herein.

                            SECTION 11

                    LIABILITIES OF THE PARTIES

11.1 In conformance with applicable law, EQUIPOS guarantees to OPTRON the use and peaceful enjoyment of the Premises during the full term of the contract, and OPTRON covenants and agrees to use the Premises only for the purposes herein set forth and in accordance with the nature and intended usage of the Premises. The liabilities of EQUIPOS and of OPTRON, in each case, shall be ruled by the following provisions:
11.1.A. Each of-EQUIPOS or OPTRON, respectively, shall be liable for damages to the Premises caused by their own fault or negligence, or that of their agents, employees or visitors, except for losses commonly insurable by fire insurance with extended coverage endorsement.
11.1.B. If the Premises are damaged or destroyed by any act of God or force majeure, upon OPTRON's written request, EQUIPOS shall have the option to restore the Premises with the insurance proceeds referred to below and put them in proper condition within 6 (six) months forOPTRON to use for the purposes agreed on in thiscontract. However, if EQUIPOS elects not the rebuild, this lease shall terminate without any further responsibility to the parties.
11.1.C. If the damage is attributable to the fault or misconduct of OPTRON, or its agents, employees or visitors, OPTRON shall be liable to EQUIPOS for all damages caused to the Premises and shall indemnify EQUIPOS for all cost to leave the Premises as they were before the damage occurred.
11.1.D. The responsibilities of the parties referred to in the foregoing paragraphs of this clause shall be subject to the provisions of Clause Twelve of this contract.

                         SECTION 12
                         INSURANCE

12.1. The LESSEE agrees to obtain and pay for, as long as this Agreement is in full force, or allow the LESSOR to obtain them and LESSEE shall pay all costs thereof, the following insurance:
     The required insurance during the term of this lease shall be against any loss or damage by fire and against any loss or damage by lighting, explosion, hurricane and hail, airplanes, vehicles and smoke, earthquake and/or volcanic eruption, strikes, riots and vandalism and any other risks now or hereafter embraced by so called "Extended Coverage" (including glass insurance), in amounts sufficient to prevent EQUIPOS or OPTRON from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount equal to one hundred percent of the then "full insurable value" (replacement value), which for the purpose of this Clause shall be deemed to be the cost of replacing the Premises less the cost of excavations, foundations and footings and without any deductions for physical depreciation of the Premises. Such "full insurable value" shall be determined from time to time, but not more frequently than once in any twelve calendar months, following the below mentioned procedure:

12.1.A. By means of an appraisal to be performed by acertified appraiser for insurance purposes,designated and approved in writing by EQUIPOS(such approval not to be unreasonably withheld),which appraisal shall be paid by OPTRON.

12.2. As per the provisions of the preceding paragraph, OPTRON shall also immediately contract for the benefit of EQUIPOS the following insurance coverage:

12.2.A. General public liability insurance, covering claims for injury, death or property damag occurring on or about the Premises in the amount of not less than $500,000.00 (Five Hundred
Thousand and no/100 Dollars) currency of the United States of America, for personal injury or death and of not less than 5500,000.00 (Five

Hundred Thousand and no/100 Dollars) currency of the United
States of America for property damage.

12.2.B. Insurance against loss or damage by boiler (or compressor), malfunction or by internal explosion by boiler (or compressor), for any high pressure boiler (or compressor) installed in the Premises which is part of the Premises, in such limits as EQUIPOS, from time to time, reasonably requires.

12.2.C. Rental interruption insurance which covers the rental payments which the LESSOR ceases to receive as a consequence of any damage suffered which is covered under the insurance set forth in paragraph a) above. The insured amount shall be equal to the rent to be paid by the LESSEE per year and for an additional indemnification period of one (1) year.

12.2.D. Liability insurance shall be obtained to cover any possible injury which is caused on third parties in their assets or physical integrity by a minimum amount of $500,000.00 (Five
Hundred Thousand Dollars and no/100).

12.3. All insurance provided for in this clause shall be effected under policies issued by insurers authorized to do business in Mexico.

12.4. All policies of insurance herein provided for shall name EQUIPOS and OPTRON as the insured, as their respective interest may appear and as approved by EQUIPOS, and, to the extent that EQUIPOS shall request, shall contain standard mortgage clauses in favor of the holders of mortgages on the Premises. 12.5. Each such policy or certificate therefor issued by the insurer shall contain an agreement by the insurer that such policy shall not be canceled without at least ten (10) days prior notice to EQUIPOS and to OPTRON, and that any loss which shall be payable to EQUIPOS shall be so payable, notwithstanding any act or negligence of OPTRON which might otherwise result in a forfeiture of all part of such insurance. 12.6. In case of casualty resulting in damage or destruction to the Premises, OPTRON shall promptly give written notice thereof to EQUIPOS. Adjustment proceedings shall be started immediately by EQUIPOS or OPTRON.

12.7. The LESSEE shall appoint LESSOR or the persons indicated by the LESSOR in writing as beneficiaries of the insurance policies referred above, including any creditor who has mortgage, pledge or any other guaranty granted by the LESSOR. 12.8. In relation to the insurance above mentioned in this Section 12, the insured amount of the damage insurance shall correspond to the replacement value of the Real Estate but in any event no less than $2,500.000 (U.S. dollars). Such replacement value shall be determined by an expert assayer selected by the LESSOR. The insured amount must be up-dated according to inflation.

12.9. The insurance policies above mentioned shall be obtained by the LESSEE with the insurance companies that the LESSOR may approve in writing, which shall be authorized to operate in the Mexican Republic. The LESSEE shall be obligated to furnish copies of the insurance policies or certificates to the LESSOR within fifteen (15) days following the date in which the insurance company issues said insurance policies.

12.10. In case the LESSEE does not comply with the obligations set forth in this Section, and does not obtain the referred insurance policies or does not obtain them pursuant to the terms set forth herein, the LESSOR may obtain additional insurance in order to satisfy the requirements set forth herein, collecting from the LESSEE the premium amounts for such insurance as well as the expenses or commissions derived therefrom plus an additional amount equivalent to the penalty interest that the Mexican banks charge to its clients on the so-called "Direct Credits". Said interest shall be accrued as of the date in which the LESSEE should have contracted the referred insurance until the total and complete payment of the premium and corresponding expenses.

                              SECTION 13

                              TAXES

13.1. The parties expressly agree that the LESSEE shall pay the Value Added Tax, Property Tax and any other taxes and recording fees of any nature, if necessary arising out of or in connection with this Lease Agreement. It is understood that the Income

Tax arising out of this Lease shall be paid by the LESSOR.

                           SECTION 14
                    SURRENDER OF THE REAL ESTATE

14.1 Upon termination of this lease, the LESSEE shall surrender the Real Estate to the LESSOR, waiving the right to obtain the legal extension referred to in Sections 2485 of the Civil Code for the Federal District, 2384 of the Civil Code for the State of Chihuahua and the corresponding Sections articles of the Civil Codes for the other States of the Mexican Republic, waiving also the texts thereof.

14.2. The LESSEE shall surrender the Real Estate in the same conditions in which it was received, except its reasonable wear and tear, pursuant to the terms set forth in paragraph 8.1.
hereof.

14.3. If upon termination hereof, the LESSEE does not surrender the Real Estate to the LESSOR, or does not completely vacate the premises, the LESSEE shall pay a new rental amount equal to 100% of the previous rent for a period of twelve (12) months. If after such period, the LESSEE continues to occupy the Real Estate or has not vacate it completely, the LESSEE shall pay an additional increase of 100% of the rent for the following twelve (12) months and such increases shall successively be effected every year until the Real Estate is completely surrendered to the LESSOR.

                            SECTION 15

                    ASSIGNMENT AND SUBLEASE

15.1. It is expressly prohibited to LESSEE to sub-lease the Real
Estate or to assign any of the rights and obligations which derive herefrom, without the prior written consent from the LESSOR.

                           SECTION 16

         PAYMENT OF RENTALS TO FOREIGN FINANCE INSTITUTIONS

16.1. The LESSEE agrees that, upon receipt of written notice from the LESSOR, the rental amounts shall be paid by the LESSEE to foreign financial institutions, in payment of credits granted by these institutions to the LESSOR.The abovementioned written notice must indicate to the LESSEE the following:
a) Full name of the foreign financial institutions. b) Procedure to be followed for the payment of the rentals to a foreign financial institution. c) Address of the foreign financial institution. d) Name of the financial officer or department to which the payment must be referred. e) Identification data of the loan or credit to which the payment shall be applied. f) The actual form of payment, whether cash, cashiers check or certified check, bank draft, money order, telex or whatever manner the payment must be made.

16.2. The LESSEE agrees to make payment of the rentals to the persons and in the manner in which the LESSOR has indicated pursuant to the above paragraph. The LESSEE also agrees to obtain from the financial institutions the necessary documentation to prove that the payment has been made, which documentation shall be delivered to the LESSOR at its address herein set forth.

16.3. When the LESSEE gives the documented proof of payment to the LESSOR, the LESSOR, shall furnish the LESSEE the corresponding receipt of rental payment. The LESSOR may send such receipt by mail to the LESSEE. The LESSEE shall effect the rental payments in dollars, United States of America currency unless otherwise directed by the Lessor or required by Mexican or United States law, and if LESSEE is a maquiladora industry, LESSEE shall follow the provisions set forth in the Complementary Regulation for Foreign Exchange Control for Maquila Industries, in force during the term of this Lease Agreement.


                            SECTION 17
                 LIABLITIES OF THE PARTIEs

17.1. The LESSOR warrants to the LESSEE the use and peaceful enjoyment of the Real Estate during the full term of this Lease, and the LESSEE covenants and agrees to use the Real Estate only for the purposes herein set forth for and in accordance with the nature and intended usage of the Real Estate.

17.2. The LESSEE, shall be liable for damages on the Real Estate caused by its own fault or negligence, or that of its agents, employees or visitors.

                           SECTION 18

           LESSOR'S RIGHT TO PERFORM LESSEE'S LIABILITIES

18.1. If the LESSEE shall at any time fail to perform any one or more of its covenants made in this Lease, the LESSOR, after ten days notice to the LESSEE (or without notice inthe case of an emergency) and without waiving or releasing the LESSEE from any of its obligations hereof may, but shall be under no obligation to, perform any act on behalf of the LESSEE and may enter the Real Estate for such purpose and take all such actions thereon as may be necessary therefor. All sums paid by the LESSOR and all costs and expenses incurred by the LESSOR in connection with the performance of any such obligation of the LESSEE, shall be payable by the LESSEE to the LESSOR within five (5) days of receiving the request for payment.

                           SECTION 19

                   SECURITY DEPOSIT

19.1. The LESSEE has contemporaneously with the execution of this Lease, deposited with the LESSOR the sum of $12,029.38 (Twelve Thousand Twenty-Nine and 38/100 Dollars), currency of the United States of America, the LESSOR issues hereby a receipt as ample as required by law for said amount. This sum shall be held by the LESSOR as security for the faithful performance by the LESSEE of all the terms, covenants and conditions of this Lease.

19.2. Such amount shall be adjusted upward to reflect a full month's rent as the LESSEE occupies additional space on the premises. The LESSOR may dispose of the entire or any portion of the amount thereof, and apply it for the payment of sums due and payable to the LESSOR by the LESSEE hereunder. Upon the written demand from the LESSOR, LESSEE shall deliver to LESSOR a sufficient amount in cash to restore said security amount to the original sum.

19.3. If the LESSEE does not pay to LESSOR the amount referred in the foregoing paragraph within five (5) days after receipt of the notice, it shall constitute sufficient cause for rescission of this Lease.

                            SECTION 20

                            GUARANTEE

          OPTRON being a subsidiary corporation of the company OPTEK Technology, Inc., a company located in the United States of America, shall obtain and deliver to EQUIPOS, at the execution of this contract, a document in substantially the same form of the document attached hereto as Exhibit "C" duly signed by a representative of Optek Technology, Inc. and certified by a Notary Public, whereby Optek Technology, Inc. shall constitute itself as guarantor of OPTRON on a joint and several obligation for the exact compliance with all and each of the obligations accepted by OPTRON under this lease and such guarantee shall be valid and binding for all the then unexpired terms of said contract, even if the lease was to be extended for a period longer than that herein established.

                           SECTION 21

                  ENVIRONMENTAL INDEMNIFICATION

          EQUIPOS shall indemnify and hold OPTRON, as well as any guarantor of OPTRON, harmless with respect to any and all damages, claims and/or liabilities or any other costs, including but not limited to damage to any individual, property or the environment, from the utilization, handling or storage of any dangerous or toxic waste, residue or otherwise hazardous substances, as those terms are defined under any applicable Federal, State or Local statute or regulation, technical regulations and other applicable environmental and ecological regulations, made prior to the occupation or use of the Premises by OPTRON for any reason including bailment.
          OPTRON shall indemnify and hold EQUIPOS, as well as any EQUIPOS' guarantor, harmless with respect to any and all damages, claims and/or liabilities or any other costs, including but not limited to damage to any individual, property or the environment, arising out of OPTRON's use, handling or storage of any dangerous or toxic waste, residue or otherwise hazardous substances in the Premises, as those terms are defined under any applicable Federal, State or Local statute or regulation, technical regulations and other applicable environmental and ecological regulations.

                            SECTION 22

                           SUBROGATION

     OPTRON agrees, at the request of EQUIPOS, to subordinate this lease (including any extensions) to any mortgage placed upon the Premises, provided that the holder agrees not to disturb the possession and other rights of OPTRON under this lease so long as OPTRON continues to perform its obligations hereunder; and in the event of acquisition of title by said holder through foreclosure proceedings or otherwise, to accept OPTRON as LESSEE of this lease and to perform EQUIPOS's obligations hereunder (but only while owner of the Premises); and OPTRON agrees to recognize such holder or any other person acquiring title to the Premises. OPTRON and EQUIPOS agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained herein.

                           SECTION 23

                              LIENS

OPTRON agrees that it shall not allow any liens to be placed upon its interest in the Premises or its interest in this lease without the written approval of the LESSOR. LESSOR hereby waives any security interest or any type of lien in LESSEE's personal property, exluding all permanent fixtures and all heating ventilation and air conditioning equipment systems, all plumbing fixtures, equipment and systems, all sprinkler lines, equipment and systems, and any lighting, light fixtures, electrical wiring and sockets, which may arise hereunder by statute or otherwise,

                               .
excepting only liens arising upon execution of a judgement received as a result of any default by LESSEE hereunder.

                          SECTION 24

                         MISCELLANEOUS

24.1. The documents attached herewith form an integral part hereof and are initialed by the parties as evidence of agreement.

24.2. The subtitles or headings that appear in this instrument are established for convenience and reference only, so that in the event there is any conflict related to the interpretation of the contents of the Section or paragraph, then the literal sense of the contents of the Section or paragraph shall prevail.

24.3. This contract is the only agreement executed between the parties related to the Lease of the Real Estate. Any interpretation, amendment or extension to this agreement, in order to be legally effective, shall be carried out in written form and be signed by both parties. If any amendment, interpretation or extension is verbally effected, without the abovementioned form, it shall not produce any legal effects.

23.4.
For the performance and compliance of this Agreement, the parties designate as their mailing addresses the following:
THE LESSOR:
          Equipos Climatec, S.A. de C.V. c/o P.O. Box 754
          Oklahoma City, OK 73101 Attn: Vice President -
          Financial Operations
          With a copy to: LSB Industries, Inc.
          16 S. Pennsylvania
          Oklahoma City, OK 73107
          Attn: General Counsel

THE LESSEE:
         OPTRON de Mexico, S.A. de C.V.
         1215 W. Crosby Road
         Carrollton, Texas 75006
         Attn: Vice President - Finance
         With a copy to: Christopher H. Hewitt, Sr., Esq.
         Kilgore & Kllgore
         700 McKinney Place
         3131 McKinney Ave.
         Dallas, Texas 75204

                           SECTION 25

                    RIGHTS OF FIRST REFUSAL

25.1. Sale Of Premises. If LESSOR elects to sell its beneficial interest in the Premises to a third party, which is not an Affiliate, in a transaction that does not involve the sale or conveyance of any other real property of LESSOR or one of its Affiliates, or the sale of Lessor itself or the sale, conveyance, assignment or transfer or any other assets of LESSOR, then LESSOR will notify LESSEE of the intended sale and the terms thereof, and LESSEE shall have ten (10) days after receipt of LESSOR's notice in which to give LESSOR return notice advising that LESSEE has elected to purchase the Premises on the same terms for the same purchase price. This right of first refusal does not apply to any sale or proposed sale of the Premises to an Affiliate; provided that if not previously terminated, this right of refusal continues in full force and effect after sale or conveyance of the Premises to an Affiliate. If LESSEE exercises its option to purchase the Premises, LESSEE shall consummate its purchase of the Premises on the terms set forth in LESSOR's notice to LESSEE, but subject to paragraph 26 of this Lease. (The terms of

LESSOR's sale of its beneficial interest in the Premises shall contain a reservation of an easement for ingress, egress, access and utilities in, over and across the Premises for the benefit of other parts of Property or other real estate in which LESSOR or any of its Affiliates have an interest.) Thereafter, upon (a) payment of all installments of Rent and other charges due and unpaid as of the date of closing of such sale and purchase and (b) compliance by LESSEE with all other obligations and liabilities, actual or contingent under this Lease which have arisen or been incurred on or prior to the date of closing of such sale and purchase, this Lease shall terminate (except with respect to actual or contingent liabilities of LESSEE under this Lease which have either accrued or been incurred under this Lease prior to the date of termination hereof or which are to survive termination of this Lease pursuant to an express provision herein).

25.2. Failure to Exercise Right of First Refusal. If LESSOR gives LESSEE written notice pursuant to paragraph 25.1 and LESSEE fails to notify LESSOR within ten (10) days of LESSEE's election to exercise its right of first refusal, or in the event LESSEE does not timely complete a purchase pursuant to paragraph 25.1 after giving the LESSOR notice of LESSEE's election to exercise its right of first refusal, then in either event, LESSEE's right of first refusal and other rights under this paragraph 25 shall terminate and shall be of no further force or effect.

25.3. Notice of Other Sale. If the Premises or the LESSOR's interest in the Premises are sold in any transaction which is not the subject of paragraphs 25.1 of this Lease, then LESSOR will give LESSEE written notice identifying the purchaser or such sale and its address.

25.4. Notices Before Mexican Notary. All notices under this paragraph 25 shall be given before a Mexican notary, shall be filed as required by Mexican law, and shall comply with all other applicable Mexican laws.

                           SECTION 26

          PROCEDURE UPON PURCHASE OF PREMISES

26.1. Title Conveyed by LESSOR. In the event of the purchase of the Premises or any part thereof by LESSEE pursuant to any provision of this Lease, LESSOR need not transfer and convey any better title thereto than such seller had on the date of the commencement of this Lease. The instrument of conveyance signed by LESSOR shall not contain any warranties of title or otherwise, except as LESSOR may have agreed to give or may be willing to give to a third-party purchaser. LESSEE, therefore to the extent that a third party purchaser would waive it, waives the "saneamiento para el caso de eviccion" rights that Article 2003 of the Civil Code of the State of Chihuahua, Mexico, grants to all purchasers. The aforementioned waivers are made pursuant to the provisions of Article 2004 of the Civil Code of the State of Chihuahua, Mexico.

26.2. Sale. Grant or Conveyance. Upon the date fixed for any such purchase of the Premises or any part thereof pursuant to any provision of this Lease,LESSEE shall pay or cause to be paid to LESSOR, at the place designated by such seller, the purchase price therefor, and such seller shaIl deliver to LESSEE an instrument of conveyance, without any warranties of title or otherwise, except as LESSOR may have agreed to give or may be willing to give to a third party, which instrument (a) covers the interest in the Premises which is being conveyed, and (b) conveys, transfers or grants at least the title thereto which is described in paragraph 26.1. LESSEE shall pay or cause to be paid all charges incident to such conveyance, transfer or grant that are or would be payable by the proposed third-party purchaser, including, without limitation, the following charges, if identified as purchaser expenses in LESSOR's proposed sale to a third party: escrow fees, recording fees, all applicable taxes (other than any franchise, capital levy, income, profits or revenue taxes levied upon or assessed against the seller) which may be incurred or imposed by reason of such conveyance, transfer or grant and by reason of the delivery of such deed and other instruments, all title company escrow charges, all costs and premiums for title policy endorsements required by Holder and the reasonable fees and disbursements of counsel for the seller and of counsel for Holder. Upon the completion of a permitted purchase of the Premises by LESSEE, this Lease shall terminate except with respect to (1) LESSEE's covenants, agreements and indemnity in paragraph 10, (ii) all other indemnities of LESSOR and/or Holder by LESSEE in this Lease, and (iii) all obligations and liabilities of LESSEE, actual or contingent, under this Lease which arose on or prior to the date of purchase.

                         SECTION 27

          APPLICABLE LAW AND JURISDICTION

27.1. For the performance and compliance of this Agreement, the parties expressly submit themselves to the jurisdiction of the competent courts of Mexico, Federal District, or the Court or the Federal Courts of United States of America if applicable, at the LESSOR's election, and they expressly waive other forum that could correspond to them by reason of their present or future domiciles or any other reason whatsoever.

                     SECTION 28

                    TWO VERSIONS

28.1. This Agreement shall be executed in both English and Spanish versions. The parties herein expressly agree that the Spanish version shall always prevail and the English version is done for translation purposes only. Notwithstanding the foregoing, the English version of this Agreement shall prevail until a Spanish version is executed by the parties.

Having read the above Agreement and understood by the parties its legal force, they executed it on December 8, 1991.


          THE LESSEE               THE LESSOR
          /s/James M Barry         /s/ Dieter E. Grether
          BY:                      BY:
             ATTORNEY-IN-FACT      ATTORNEY-IN-FACT

                                   /s/ Bobby M.Thornton
                                   BY:
                                   ATTORNEY-IN-FACT

12\agrmnt\mexico.1191
29
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